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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated March 18, 1998 (and to all references to our Firm) included in or made a part of this registration statement.

                                    /s/ Arthur Andersen LLP

Atlanta, Georgia
March 18, 1998